SECOND AMENDMENT TO ADVISORY AGREEMENT

This Second Amendment (“Amendment”) dated as of January 1, 2019 (the “Effective Date”) is made to the Advisory Agreement dated June 1, 2016, as amended (the “Agreement”), between RUSSELL INVESTMENT COMPANY, a Massachusetts business trust hereinafter called the “Trust,” and RUSSELL INVESTMENT MANAGEMENT, LLC, a Washington limited liability company hereinafter called the “Adviser.”

WHEREAS, the Trust and the Adviser desire to amend Exhibit A of the Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Exhibit A shall be replaced in its entirety with Exhibit A attached hereto.

2.	Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to the Advisory Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

RUSSELL INVESTMENT COMPANY		RUSSELL INVESTMENT MANAGEMENT, LLC

By:		By:
Name:	Mark Swanson	Name:	Peter Gunning
Title:	Treasurer	Title:	Chairman, President and CEO

Exhibit A

Fund	Asset Level	Fee
U.S. Core Equity Fund	All assets	0.55%
U.S. Defensive Equity Fund	All assets	0.55%
U.S. Dynamic Equity Fund	First $1.0 billion	0.80%
	Next $2.0 billion	0.76%
	Next $3.0 billion	0.73%
	In excess of $6.0 billion	0.71%
U.S. Strategic Equity Fund	First $1.0 billion	0.75%
	Next $2.0 billion	0.71%
	Next $3.0 billion	0.68%
	In excess of $6.0 billion	0.66%
U.S. Mid Cap Equity Fund	First $1.0 billion	0.80%
	Next $2.0 billion	0.76%
	Next $3.0 billion	0.73%
	In excess of $6.0 billion	0.71%
U.S. Small Cap Equity Fund	All assets	0.70%
International Developed Markets Fund	All assets	0.70%
Global Equity Fund	First $1.0 billion	0.95%
	Next $2.0 billion	0.91%
	Next $3.0 billion	0.88%
	In excess of $6.0 billion	0.86%
Emerging Markets Fund	First $1.0 billion	1.15%
	Next $2.0 billion	1.11%
	Next $3.0 billion	1.08%
	In excess of $6.0 billion	1.06%
Tax-Managed U.S. Large Cap Fund	First $1.0 billion	0.70%
	Next $2.0 billion	0.66%
	Next $3.0 billion	0.63%
	In excess of $6.0 billion	0.61%
Tax-Managed U.S. Mid & Small Cap Fund	First $1.0 billion	0.98%
	Next $2.0 billion	0.94%
	Next $3.0 billion	0.91%
	In excess of $6.0 billion	0.89%
Tax-Managed International Equity Fund	First $1.0 billion	0.85%
	Next $2.0 billion	0.81%
	Next $3.0 billion	0.78%
	In excess of $6.0 billion	0.76%
Global Opportunistic Credit Fund	First $1.0 billion	1.00%
	Next $2.0 billion	0.96%
	Next $3.0 billion	0.93%
	In excess of $6.0 billion	0.91%
Unconstrained Total Return Fund	First $1.0 billion	1.00%
	Next $2.0 billion	0.96%
	Next $3.0 billion	0.93%
	In excess of $6.0 billion	0.91%

Amend. No. 2 – RIC Advisory Agreement

Strategic Bond Fund	First $1.0 billion	0.50%
	Next $2.0 billion	0.46%
	Next $3.0 billion	0.43%
	In excess of $6.0 billion	0.41%
Investment Grade Bond Fund	All assets	0.25%
Short Duration Bond Fund	First $1.0 billion	0.45%
	Next $2.0 billion	0.41%
	Next $3.0 billion	0.38%
	In excess of $6.0 billion	0.36%
Tax-Exempt Bond Fund	All assets	0.30%
Tax-Exempt High Yield Bond Fund	All assets	0.50%
Commodity Strategies Fund	First $1.0 billion	1.25%
	Next $2.0 billion	1.21%
	Next $3.0 billion	1.18%
	In excess of $6.0 billion	1.16%
Global Infrastructure Fund	First $1.0 billion	1.25%
	Next $2.0 billion	1.21%
	Next $3.0 billion	1.18%
	In excess of $6.0 billion	1.16%
Global Real Estate Securities Fund	First $1.0 billion	0.80%
	Next $2.0 billion	0.76%
	Next $3.0 billion	0.73%
	In excess of $6.0 billion	0.71%
Multi-Strategy Income Fund	First $1.0 billion	0.75%
	Next $2.0 billion	0.71%
	Next $3.0 billion	0.68%
	In excess of $6.0 billion	0.66%
Multi-Asset Growth Strategy Fund	First $1.0 billion	0.85%
	Next $2.0 billion	0.81%
	Next $3.0 billion	0.78%
	In excess of $6.0 billion	0.76%
Strategic Call Overwriting Fund	All assets	0.80%
Conservative Strategy Fund	All assets	0.20%
Balanced Strategy Fund	All assets	0.20%
Moderate Strategy Fund	All assets	0.20%
Growth Strategy Fund	All assets	0.20%
Equity Growth Strategy Fund	All assets	0.20%
Multifactor U.S. Equity Fund	All assets	0.30%
Multifactor International Equity Fund	All assets	0.45%
Multifactor Bond Fund	All assets	0.15%

Amend. No. 2 – RIC Advisory Agreement